Exhibit 2.1


                                                                 EXECUTION COPY










                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 25, 2006

                                     between

                               NATIONAL GRID PLC,

                             NATIONAL GRID US8 INC.

                                       and

                               KEYSPAN CORPORATION

                                TABLE OF CONTENTS

                                                                                                                 Page
ARTICLE I THE MERGER..............................................................................................1

         1.1.     Effective Time of the Merger....................................................................1

         1.2.     Closing.........................................................................................1

         1.3.     Effects of the Merger...........................................................................1

         1.4.     Certificate of Incorporation and By-Laws........................................................2

         1.5.     Directors and Officers..........................................................................2

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
           CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES....................................................2

         2.1.     Effect on Capital Stock.........................................................................2

         2.2.     Surrender of Certificates.......................................................................3

ARTICLE III REPRESENTATIONS AND WARRANTIES........................................................................5

         3.1.     Representations and Warranties of KeySpan.......................................................5

         3.2.     Representations and Warranties of Parent and Merger Sub........................................18

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................21

         4.1.     Covenants of KeySpan...........................................................................21

         4.2.     Covenants of Parent............................................................................26

         4.3.     Advice of Changes; Governmental Filings........................................................26

         4.4.     Transition Planning............................................................................27

         4.5.     Control of Other Party's Business..............................................................27

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................27

         5.1.     Preparation of Proxy Statement and Circular; Stockholders Meetings.............................27

         5.2.     Corporate Governance...........................................................................29

         5.3.     Access to Information..........................................................................29

         5.4.     Reasonable Best Efforts........................................................................30

         5.5.     No Solicitation by KeySpan.....................................................................32

         5.6.     KeySpan Stock Options and Other Stock Awards; Employee Benefits Matters........................34

         5.7.     Fees and Expenses..............................................................................36

         5.8.     Directors' and Officers' Indemnification and Insurance.........................................36

         5.9.     Public Announcements...........................................................................37

         5.10.    Conveyance Taxes...............................................................................37

                                       i



         5.11.    Restructuring of Merger........................................................................37

ARTICLE VI CONDITIONS PRECEDENT..................................................................................38

         6.1.     Conditions to Each Party's Obligation to Effect the Merger.....................................38

         6.2.     Additional Conditions to Obligations of Parent and Merger Sub..................................38

         6.3.     Additional Conditions to Obligations of KeySpan................................................39

ARTICLE VII TERMINATION AND AMENDMENT............................................................................39

         7.1.     Termination....................................................................................39

         7.2.     Effect of Termination..........................................................................41

         7.3.     Amendment......................................................................................42

         7.4.     Extension; Waiver..............................................................................42

ARTICLE VIII GENERAL PROVISIONS..................................................................................43

         8.1.     Non-Survival of Representations, Warranties and Agreements.....................................43

         8.2.     Notices........................................................................................43

         8.3.     Interpretation.................................................................................44

         8.4.     Counterparts...................................................................................44

         8.5.     Entire Agreement; Third Party Beneficiaries....................................................44

         8.6.     Governing Law..................................................................................44

         8.7.     No Limitation on Other Representation..........................................................44

         8.8.     Severability...................................................................................44

         8.9.     Assignment.....................................................................................45

         8.10.    Submission to Jurisdiction; Waivers............................................................45

         8.11.    Enforcement....................................................................................46

         8.12.    Definitions....................................................................................46

         8.13.    Other Agreements...............................................................................48

                             INDEX OF DEFINED TERMS

                                                                                                  Page(s)
Acquisition Agreement...............................................................................32
Additional KeySpan Consents.........................................................................31
Agreement............................................................................................1
Antitrust Law.......................................................................................31
Benefit Plans.......................................................................................14
Blue Sky Laws........................................................................................8
Board of Directors..................................................................................46
Business Day........................................................................................46
Canceled Option.....................................................................................34
Certificate of Merger................................................................................1
Certificates.........................................................................................3
Circular............................................................................................27
Closing..............................................................................................1
Closing Date.........................................................................................1
Code.................................................................................................4
Companies Act.......................................................................................20
Confidentiality Agreement...........................................................................30
Constituent Corporations.............................................................................2
DOJ.................................................................................................30
Effective Time.......................................................................................1
End Date............................................................................................41
Environmental Laws..................................................................................17
Environmental Permits...............................................................................17
ERISA...............................................................................................14
Exchange Act.........................................................................................8
Exchange Agent.......................................................................................3
Exchange Fund........................................................................................3
FCC..................................................................................................8
Federal Power Act....................................................................................8
FERC................................................................................................10

                                      iii



Final Order.........................................................................................38
GAAP.................................................................................................9
Governmental Entity..................................................................................8
HSR Act..............................................................................................8
Indemnified Parties.................................................................................36
Joint Venture........................................................................................5
KeySpan..............................................................................................1
KeySpan Benefit Plans...............................................................................14
KeySpan Board Approval..............................................................................12
KeySpan Certificates.................................................................................3
KeySpan Common Stock.................................................................................2
KeySpan Disclosure Schedule..........................................................................5
KeySpan Employees...................................................................................35
KeySpan Financial Advisor...........................................................................13
KeySpan Financial Statements.........................................................................9
KeySpan Intellectual Property.......................................................................17
KeySpan Material Contracts..........................................................................17
KeySpan Required Approvals...........................................................................8
KeySpan SEC Reports..................................................................................9
KeySpan Stockholders Meeting........................................................................28
Knowledge...........................................................................................46
Law..................................................................................................8
Liens................................................................................................7
LSE.................................................................................................19
Material Adverse Effect.............................................................................46
Materials of Environmental Concern..................................................................17
Merger...............................................................................................1
Merger Consideration.................................................................................2
Merger Sub...........................................................................................1
Merger Sub Common Stock..............................................................................2
NHPUC................................................................................................8
NLRB................................................................................................15
NYBCL................................................................................................1

                                       iv



NYPSC................................................................................................8
Order................................................................................................8
Other KeySpan Stock Awards..........................................................................34
Parent...............................................................................................1
Parent Acquisition Transaction......................................................................42
Parent Board Approval...............................................................................21
Parent Disclosure Schedule..........................................................................18
Parent Required Approvals...........................................................................20
Parent Shareholders Meeting.........................................................................29
Parent Termination Fee..............................................................................42
Permits.............................................................................................11
Person..............................................................................................47
Process Agent.......................................................................................45
Proxy Statement.....................................................................................27
PUHCA...............................................................................................10
Required KeySpan Vote...............................................................................12
Required Parent Vote................................................................................21
Restraints..........................................................................................38
SEC..................................................................................................9
Securities Act.......................................................................................9
Significant Subsidiary..............................................................................47
SOX..................................................................................................9
Subsidiary..........................................................................................47
Superior Proposal...................................................................................33
Surviving Corporation................................................................................2
Surviving Corporation By-laws........................................................................2
Surviving Corporation Certificate of Incorporation...................................................2
Takeover Proposal...................................................................................33
Tax.................................................................................................14
Tax Return..........................................................................................14
Termination Fee.....................................................................................41
The Other Party.....................................................................................47
UK Listing Rules....................................................................................20

                                       v



UKLA................................................................................................20
Violation............................................................................................8
WARN Act............................................................................................16

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT  AND  PLAN  OF  MERGER,  dated  as of  February  25,  2006  (this
"Agreement"), by and among NATIONAL GRID PLC, a public limited company incorporated under the laws of England and Wales with registration number 4031152 ("Parent"), NATIONAL GRID US8 INC. a New York corporation ("Merger Sub") and KEYSPAN CORPORATION, a New York corporation ("KeySpan").

                              W I T N E S S E T H :

     WHEREAS, the Boards of Directors of Parent, Merger Sub and KeySpan have each approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein pursuant to which Merger Sub would merge with and into KeySpan (the "Merger"), with KeySpan as the surviving entity, as a result of which Parent will, directly or indirectly, own all of the issued and outstanding common shares of KeySpan; and

     WHEREAS,   Parent,   Merger  Sub  and  KeySpan   desire  to  make   certain
representations, warranties covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1. Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by KeySpan as the Surviving Corporation (as defined in Section 1.3) and thereafter delivered to the Secretary of State of the State of New York for filing, in such form as is required by and executed in accordance with the New York Business Corporation Law (the "NYBCL"), on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of New York or at such subsequent time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     1.2. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York City time) on the date (the "Closing Date") that is the fifth business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI (excluding conditions that, by their terms, are to be satisfied on the Closing Date), unless another time or date is agreed to by the parties hereto. The Closing shall be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, unless another place is agreed to by the parties hereto.

     1.3. Effects of the Merger. At and after the Effective Time, Merger Sub shall be merged with and into KeySpan and the separate existence of Merger Sub shall cease. The Merger will have the effects set forth in ss.906 of the NYBCL.

As used in this Agreement, "Constituent Corporations" shall mean each of Merger Sub and KeySpan, and "Surviving Corporation" shall mean KeySpan, at and after the Effective Time, as the surviving corporation in the Merger.

     1.4. Certificate of Incorporation and By-Laws. The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (the "Surviving Corporation Certificate of Incorporation") except that the name of the Surviving Corporation shall be changed to KeySpan. The By-laws of Merger Sub as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation (the "Surviving Corporation By-laws") except that the name of the Surviving Corporation shall be changed to KeySpan.

     1.5. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving
Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. At the Effective Time, the officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, together with any additional officers as may be agreed upon prior thereto by Parent and KeySpan or as may be appointed thereafter.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES

     2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

     (a) Merger Consideration. Each share of common stock par value $0.01 per share of KeySpan ("KeySpan Common Stock"), including, without limitation, each restricted share of KeySpan Common Stock granted under the KeySpan Benefit Plans, that is issued and outstanding immediately prior to the Effective Time (other than shares of KeySpan Common Stock to be cancelled in accordance with
Section 2.1(c)), shall automatically be converted into the right to receive $42.00 in cash per share (such per share amount, as adjusted pursuant to the following sentence, the "Merger Consideration"), without interest, payable to the holder of such shares of KeySpan Common Stock, upon surrender, in the manner provided in Section 2.2, of the certificate that formerly evidenced such share of KeySpan Common Stock. All such shares of KeySpan Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of KeySpan Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 2.2.

     (b) Conversion of Merger Sub Common Stock. Each share of common stock par value $0.01 per share of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one duly authorized, fully paid and nonassessable share of KeySpan Common Stock.

     (c) Cancellation of Certain KeySpan Capital Stock. Each share of KeySpan Common Stock that is owned as treasury stock by KeySpan or owned by any wholly-owned Subsidiary of KeySpan, and all shares of KeySpan Common Stock that are owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent shall be canceled and retired and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor.

     2.2. Surrender of Certificates.
          --------------------------

     (a) Exchange Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to KeySpan to act as the exchange agent (the "Exchange Agent") for the holders of shares of KeySpan Common Stock in connection with the Merger and shall enter into an agreement with the Exchange Agent which is reasonably acceptable to KeySpan. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, in trust for the benefit of the holders of certificates or evidence of shares in book entry form which immediately prior to the Effective Time evidenced shares of KeySpan Common Stock (collectively, the "KeySpan Certificates"), cash in an aggregate amount equal to the product of (i) the number of shares of KeySpan Common Stock issued and outstanding at the Effective Time (other than shares of KeySpan Common Stock to be cancelled in accordance with Section 2.1(c)) and (ii) the Merger Consideration. Any funds deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which represented shares of KeySpan Common Stock immediately prior to the Effective Time and whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1: (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the KeySpan Certificates shall pass, only upon delivery of the KeySpan Certificates to the Exchange Agent, and which letter shall be in such form and have such other provisions as KeySpan may reasonably specify prior to the Effective Time and
(ii) instructions for use in effecting the surrender of the KeySpan Certificates in exchange for the Merger Consideration to which such holder is entitled pursuant to Section 2.1. Upon surrender of a KeySpan Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, completed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably require, the holder of such KeySpan Certificate shall be entitled to receive in exchange therefor the aggregate Merger Consideration which such holder has the right to receive pursuant to Section 2.1 (after taking into account all shares of KeySpan Common Stock surrendered by such holder) and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will represent, from and after the Effective Time, only the right to receive the Merger Consideration in cash as contemplated by this Article II. No interest shall accrue or be paid on the amounts payable pursuant to this Article II upon surrender of a Certificate.

     (c) No Further Ownership Rights in KeySpan Common Stock. From and after the Effective Time, the holders of KeySpan Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of KeySpan Common Stock except as otherwise provided herein or by applicable law. The Merger Consideration paid in exchange for shares of KeySpan Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of KeySpan Common Stock previously represented by such Certificates. As of the Effective Time, the stock transfer books of KeySpan shall be closed and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of KeySpan Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, such Certificates shall be cancelled and exchanged as provided for in this Article II.

     (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of KeySpan Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of KeySpan Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment, as general creditors thereof, of their claim for the Merger Consideration, without interest, to which such holders would be entitled pursuant to Section 2.1.

     (e) No Liability. None of Parent, Merger Sub, KeySpan or the Surviving Corporation shall be liable to any Person in respect of any Merger Consideration for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Lost, Stolen or Destroyed Certificates. If any KeySpan Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such KeySpan Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against claim that may be made against it with respect to such KeySpan Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed KeySpan Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article II.

     (g) Withholding. Each of the Exchange Agent, KeySpan, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from payments otherwise payable pursuant to this Agreement to any holder of shares of KeySpan Common Stock such amounts as they are respectively required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, (the "Code") and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of KeySpan Common Stock in respect of which such deduction and withholding was made.

     (h) Transfers of Ownership. If the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate formerly evidencing shares of KeySpan Common Stock is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such payment will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment of the amount specified in Section

2.1(a) to a Person other than the registered holder of the Certificates surrendered, or established to the satisfaction of the Parent or any agent designated by it that such Tax has been paid or is not payable.

     (i) Further Action. After the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of KeySpan and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of KeySpan and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1. Representations and Warranties of KeySpan. Except as set forth in the Disclosure Schedule delivered by KeySpan to Parent prior to the execution of this Agreement (the "KeySpan Disclosure Schedule") and except as set forth in the KeySpan SEC Reports (as defined in Section 3.1(e)) filed prior to the date of this Agreement (only to the extent the qualifying nature of such disclosure is readily apparent from the face of such KeySpan SEC Reports):

     (a) Organization, Standing and Power. (i) Each of KeySpan and each of its Subsidiaries (as defined in Section 8.12) is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in each case as would not reasonably be expected to result in a Material Adverse Effect (as defined in Section 8.12) on KeySpan. The copies of the certificate of incorporation and by-laws of KeySpan which were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

     (ii) Each of the Joint Ventures of KeySpan (as defined below) is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in each case as would not reasonably be expected to result in a Material Adverse Effect on KeySpan. As used in this Agreement, "Joint Venture" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its Subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for investment purposes that (a) are less than 10% of any class of the outstanding voting securities or equity or (b) with respect to which the net book value as of December 31, 2005 of such person's interest does not exceed $35,000,000.

     (b) Subsidiaries. Section 3.1(b) of the KeySpan Disclosure Schedule contains a description as of the date hereof of all Subsidiaries and Joint Ventures of KeySpan, including the name of each such entity, the state or jurisdiction of its incorporation or organization and KeySpan's interest therein.

     (c) Capital Structure.
         ------------------

          (i) As of February 23, 2006, the authorized capital stock of KeySpan consisted of (A) 450,000,000 shares of KeySpan Common Stock, of which 174,573,840 shares were outstanding, (B) 16,000,000 shares of Preferred Stock, par value $25 per share, of which no shares were outstanding, (C) 1,000,000 shares of Preferred Stock, par value $100 per share, of which no shares were outstanding and (D) 83,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares were outstanding. From February 23, 2006 to the date of this Agreement, there have been no issuances of shares of the capital stock of KeySpan or any other securities of KeySpan other than issuances of shares pursuant to options or rights outstanding as of February 23, 2006 under the KeySpan Benefit Plans (as defined in Section 3.1(o)) and shares of the capital stock of KeySpan or any other securities of KeySpan issued pursuant to The KeySpan Investor Program. All issued and outstanding shares of the capital stock of KeySpan are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of February 23, 2006 no options, warrants or other rights to acquire capital stock from KeySpan, and no options or warrants or other rights to acquire capital stock from KeySpan have been issued or granted from February 23, 2006 to the date of this Agreement. There are no outstanding or authorized deferred stock units, stock appreciation rights, security-based performance units, "phantom" stock, profit participation or other similar rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of KeySpan or any of its Subsidiaries or assets or calculated in accordance therewith. There are no contractual obligations for KeySpan or any of its Subsidiaries to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of KeySpan or its Subsidiaries under the Securities Act.

          (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of KeySpan having the right to vote on any matters on which stockholders may vote are issued or outstanding.

          (iii) All of the outstanding shares of capital stock of, or other equity interests in, each of KeySpan's Subsidiaries and to the Knowledge of KeySpan all of the shares of capital stock or other equity interests which KeySpan owns in all of its Joint Ventures have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by KeySpan, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") (other than any customary provisions contained in the applicable investment, stockholder, joint venture or similar agreements governing any Joint Venture of KeySpan which have been provided to Parent prior to the date hereof).

          (iv) Except as otherwise set forth in this Section 3.1(c) or as contemplated by Section 5.6, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which KeySpan or any of its Subsidiaries is a party, or by which any of them is bound, obligating KeySpan or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of KeySpan or any of its Subsidiaries or obligating KeySpan or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of KeySpan or any of its Subsidiaries containing any right of first refusal with respect to, or obligations to repurchase, redeem or otherwise acquire, any shares of capital stock of KeySpan or any of its Subsidiaries.

          (v) Neither KeySpan nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any shares of capital stock or other voting securities or other equity interests in KeySpan or any of its Subsidiaries.

          (vi) There are no outstanding contractual obligations of KeySpan or any of its Subsidiaries to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in, any Subsidiary of KeySpan or any other Person, other than guarantees by KeySpan of any indebtedness (pursuant to agreements that have been made available to Parent) or of any other obligations of any wholly-owned Subsidiary of KeySpan.

     (d) Authority; No Conflicts.
         ------------------------

          (i) KeySpan has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required KeySpan Vote (as defined in Section 3.1(j)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of KeySpan, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required KeySpan Vote. This Agreement has been duly executed and delivered by KeySpan and constitutes a valid and binding agreement of KeySpan, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (ii) The execution and delivery of this Agreement by KeySpan do not, and the consummation by KeySpan of the Merger and the other transactions contemplated hereby will not, result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or by-laws of KeySpan or (B) except as would not reasonably be expected to result in a Material Adverse Effect on KeySpan, subject to obtaining or making the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings referred to in paragraph
     (iii) below, any loan or credit agreement, note, contract, mortgage, bond, indenture, lease, Benefit Plan (as defined below) or other agreement, obligation, instrument, permit, concession, franchise, license, or judgment, order, writ or decree (collectively "Order"), statute, law, ordinance, rule or regulation (collectively "Law") of any kind to which KeySpan or any of its Subsidiaries is now subject to, a party to or by which any of them or any of their respective properties or assets may be bound or affected.

          (iii) No material consent, approval, order, license, permit or authorization of, or registration, declaration, notice or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity") is necessary or required to be obtained or made by or with respect to KeySpan or any Subsidiary of KeySpan in connection with the execution and delivery of this Agreement by KeySpan or the performance and consummation by KeySpan of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "Exchange Act"), (D) the NYBCL with respect to the filing of the Certificate of Merger, (E) rules and regulations of the NYSE and the Pacific Stock Exchange, (F) applicable state public utility Laws, rules and regulations promulgated by the New York Public Service Commission ("NYPSC"), and the New Hampshire Public Utilities Commission ("NHPUC"), (G)
     Section 203 of the Federal Power Act, as amended and the rules and regulations promulgated thereunder (the "Federal Power Act"), (H) Federal Communications Commission ("FCC"), (I) antitrust or other competition laws of other jurisdictions, and (J) the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings set forth in Section 3.1(d)(iii) of the KeySpan Disclosure Schedule. Consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings required under or in relation to any of the foregoing clauses (A) through (H) are hereinafter referred to as the "KeySpan Required Approvals".

     (e) Reports and Financial Statements.
         ---------------------------------

          (i) KeySpan and its Subsidiaries have filed each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed by KeySpan or any of its Subsidiaries pursuant to the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act") or the Exchange Act with the Securities and Exchange Commission ("SEC") since January 1, 2003 (as such documents have since the time of their filing been amended or supplemented, the "KeySpan SEC Reports"). As of their respective dates, the KeySpan SEC Reports (A) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, if applicable, as the case may be, and, to the extent in effect and applicable, the Sarbanes-Oxley Act of 2002 ("SOX"), and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) KeySpan has provided to Parent copies of all correspondence sent to or received from the SEC by or on behalf of KeySpan and its Subsidiaries since December 31, 2003.

          (iii) Each of the principal executive officers of KeySpan and the principal financial officer of KeySpan (or each former principal executive officer of KeySpan and each former principal financial officer of KeySpan, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the KeySpan SEC Reports. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Since the effectiveness of SOX, neither KeySpan nor any of its Subsidiaries has arranged any outstanding "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

          (iv) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the KeySpan SEC Reports (the "KeySpan Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by rules and regulations promulgated by the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments that have not or are not reasonably expected to result in a Material Adverse Effect on KeySpan) the consolidated financial position of KeySpan and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. No restatement of the KeySpan Financial Statements has occurred or is reasonably likely to occur.

          (v) All filings (other than immaterial filings) required to be made by KeySpan or any of its Subsidiaries since January 1, 2003 and in the case of any filing made pursuant to the Public Utility Holding Company Act of 1935, as amended and in effect prior to its repeal effective February 8, 2006 (the "PUHCA"), prior to February 8, 2006, under the Federal Power Act, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, the Natural Gas Act of 1938, as amended, the PUHCA and applicable state laws and regulations, have been filed with the Federal Energy Regulatory Commission ("FERC"), the Department of Energy, the SEC and the FCC or any applicable state public utility commissions (including, to the extent required, the NYPSC, the Massachusetts Department of Telecommunications and Energy, and the NHPUC), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, with all applicable requirements of the applicable statute and the rules and regulations thereunder, except for filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of the applicable statute and the rules and regulations thereunder, have not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan.

          (vi) KeySpan maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2003, KeySpan has not received any oral or written notification of a (x) "reportable condition" or (y) "material weakness" in its internal controls. The terms "reportable condition" and "material weakness" shall have the meanings assigned to them in the Statements of Auditing Standards 60, as in effect on the date hereof.

          (vii) The management of KeySpan has (x) designed disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to KeySpan, including its consolidated Subsidiaries, is made known to the management of KeySpan by others within those entities and (y) has disclosed, based on its most recent evaluation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), to KeySpan's outside auditors and the audit committee of the Board of Directors of KeySpan (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect KeySpan's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in KeySpan's internal control over financial reporting. KeySpan has disclosed to Parent all matters set forth in clauses (A) and
     (B) above discovered or disclosed since December 31, 2003. Since December 31, 2003, any material change in internal control over financial reporting required to be disclosed in any KeySpan SEC Report has been so disclosed.

          (viii) Since December 31, 2003, (x) neither KeySpan nor any of its Subsidiaries nor, to the Knowledge of the Executive Officers (for the purposes of this Section 3.1(e)(viii), as such term is defined in Section 3b-7 of the Exchange Act) of KeySpan, any director, officer, employee, auditor, accountant or representative of KeySpan or any of its Subsidiaries has received or otherwise obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of KeySpan or any of its Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2003, including any material complaint, allegation, assertion or claim that KeySpan or any of its Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date hereof which have no reasonable basis), and (y) to the Knowledge of the Executive Officers of KeySpan, no attorney representing KeySpan or any of its Subsidiaries, whether or not employed by KeySpan or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation, relating to periods after December 31, 2003, by KeySpan or any of its officers, directors, employees or agents to the Board of Directors of KeySpan or any committee thereof or to any director or Executive Officer of KeySpan.

     (f) Compliance; Permits. KeySpan and its Subsidiaries hold all permits, licenses, certificates, franchises, consents, authorizations and approvals of all Governmental Authorities ("Permits") necessary for the lawful conduct of their respective businesses as currently conducted, except where failures to so hold has not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan. KeySpan and its Subsidiaries are in compliance with the terms of such Permits, except where failure to so comply has not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan. KeySpan, and its Subsidiaries and the Joint Ventures of KeySpan are not in violation of or default under any Law or Order of any Governmental Entity, except for such violations or defaults that have not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan. Without limitation to the foregoing, KeySpan is, and has been, in compliance in all material respects with the applicable listing standards and corporate governance rules and regulations of the NYSE and the Pacific Stock Exchange. This Section 3.1(f) does not relate to matters with respect to Taxes, such matters being the subject of Section 3.1(n), benefits plans, such matters being the subject of Section 3.1(o), labor matters, such matters being the subject of Section 3.1(p) and Environmental Laws, such matters being the subject of Section 3.1(r).

     (g) Information Supplied. None of the information to be contained in the Proxy Statement (as defined in Section 5.1) or any proxy supplement will, at the date it is first mailed to KeySpan's stockholders or at the time of the KeySpan Stockholders Meeting (as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by KeySpan with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. None of the information supplied or to be supplied by KeySpan for inclusion or incorporation by reference in the Circular (as defined in Section 5.1) will, at the date it is first mailed to Parent's Shareholders or at the time of the Parent Shareholders Meeting (as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (h)  Absence  of  Certain   Changes  or  Events;   Absence  of  Undisclosed
Liabilities.

     (i) Since December 31, 2005, KeySpan and its Subsidiaries have conducted their business in the ordinary course of business and no event has occurred which has had, and no fact or circumstance exists that has resulted in or would reasonably be expected to result in, a Material Adverse Effect on KeySpan.

     (ii) Neither KeySpan nor any of its Subsidiaries has any liabilities or obligations (whether absolute, contingent, accrued or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of KeySpan or are reflected in the notes thereto for the year ended December 31, 2005, that were incurred in the ordinary course of business since December 31, 2005. Neither KeySpan nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among KeySpan and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, KeySpan or any of its Subsidiaries, in KeySpan's or any of its Subsidiary's audited financial statements or other KeySpan SEC Reports.

     (i) Board Approval. The Board of Directors of KeySpan, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "KeySpan Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of KeySpan and its stockholders, (ii) adopted this Agreement and approved the Merger and
(iii) recommended that the stockholders of KeySpan adopt this Agreement and approve the Merger.

     (j) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of KeySpan Common Stock is the only vote of the holders of any class or series of KeySpan capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby (the "Required KeySpan Vote").

     (k) Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to KeySpan is applicable to the Merger or the other transactions contemplated hereby.

     (l) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of KeySpan, except Lazard Freres & Co. LLC (the "KeySpan Financial Advisor"), whose fees and expenses will be paid by KeySpan in accordance with KeySpan's agreement with such firm, based upon arrangements made by or on behalf of KeySpan and previously disclosed to Parent.

     (m) Opinion of KeySpan Financial Advisor. KeySpan has received the opinion of KeySpan Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of KeySpan Common Stock from a financial point of view, a copy of which opinion has been made available to Parent.

     (n) Taxes. Each of KeySpan and each of its Subsidiaries have timely filed with the relevant taxing authority all material Tax Returns required to be filed by any of them, and have timely paid (or KeySpan has timely paid on their behalf), or have set up an adequate reserve for the payment of, all material Taxes in accordance with GAAP. Such Tax Returns are true, correct and complete in all material respects. No material deficiencies or other claims for any Taxes have been proposed, asserted or assessed against KeySpan or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP. There are no Liens with respect to Taxes upon any of the assets or properties of either KeySpan or its Subsidiaries, other than with respect to Taxes not yet due and payable, or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. There is no outstanding audit, assessment, dispute, claim or administrative or judicial proceeding concerning any material Tax liability of KeySpan or any of its Subsidiaries either within KeySpan's knowledge or claimed, pending or raised by any Governmental Entity in writing. All material Taxes required to be withheld, collected or deposited by or with respect to KeySpan and each of its Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority. The tax years in the principal jurisdictions in which KeySpan and each of its Subsidiaries pay income Tax are closed through the dates enumerated in Section 3.1(n) of the KeySpan Disclosure Schedule. Neither KeySpan nor any of its Subsidiaries is a party to, bound by or has any material obligation under any Tax allocation, Tax sharing, Tax indemnity or similar agreement, arrangement or understanding. The income Tax Returns delivered to Parent for inspection are true and complete copies. All material written communications to or from any federal, New York State or New York City taxing authority have been delivered to Parent for inspection. Neither KeySpan nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger. Neither KeySpan nor any of its Subsidiaries has participated in a "reportable transaction" as defined in Treasury Regulation Section 1.6011-4 (as in effect at the relevant time) (or any comparable regulations of jurisdictions other than the United States). Neither KeySpan nor any of its Subsidiaries (A) has ever been a member of a consolidated, combined, unitary or aggregate group filing a consolidated federal income Tax Return (other than a group the common parent of which was KeySpan) or
(B)  has any  material  liability  arising  from  the  application  of  Treasury
Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract or otherwise. All closing agreements with the Internal Revenue Service have been provided to Parent for inspection. For the purpose of this Agreement, the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other Taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, and "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including information returns, claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

     (o) Benefit Plans. (i) With respect to each material employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37)) and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, (all the foregoing being herein called "Benefit Plans"), under which any employee, former employee, consultant, former consultant or director of KeySpan or any of its Subsidiaries has any present or future right to benefits, maintained or contributed to by KeySpan or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with KeySpan would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or under which KeySpan or any of its Subsidiaries has any present or future liability or potential liability (the "KeySpan Benefit Plans"), KeySpan has made available, or within 30 days after the execution hereof will make available, to Parent a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such KeySpan Benefit Plan, (C) each trust agreement relating to such KeySpan Benefit Plan, (D) the most recent summary plan description for each KeySpan Benefit Plan for which a summary plan description is required by ERISA, (E) the most recent actuarial report or valuation relating to a KeySpan Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any KeySpan Benefit Plan qualified under Section 401(a) of the Code.

     (ii) With respect to the KeySpan Benefit Plans, individually and in the aggregate, no event has occurred and there exists no condition or set of circumstances, in connection with which KeySpan or any of its Subsidiaries could be subject to any liability that would reasonably be expected to have a Material Adverse Effect on KeySpan under ERISA, the Code or any other applicable law. Without limiting the generality of the foregoing, except as would not reasonably be expected to have a Material Adverse Effect on KeySpan, (i) no liability under Title IV or section 302 of ERISA has been incurred by KeySpan or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to KeySpan or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due), (ii) the PBGC has not instituted proceedings to terminate any KeySpan Benefit Plan that is subject to Title IV of ERISA (a "Title IV Plan") and no condition exists that presents a risk that such proceedings will be instituted and (iii) no Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 or ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing Date.

     (iii) Prior to the date of this Agreement, KeySpan has delivered to Parent a report that sets forth KeySpan's good faith estimate, as of the date of such report, of (x) the amount to be paid under all KeySpan Benefit Plans (subject to the exceptions described in such report and based upon the assumptions described in such report) to the current officers and key employees of KeySpan and its Subsidiaries who have contractual entitlements under any KeySpan Benefit Plan to receive "gross-up" payments for golden parachute excise taxes that may be imposed pursuant to Section 280G of the Code (or the amount by which any of their benefits may be accelerated or increased) as a result of (i) the execution of this Agreement, (ii) the obtaining of stockholder approval of the Merger,
(iii) the consummation of the Merger or (iv) the termination or constructive termination of the employment of such officers or key employees following one of the events set forth in clauses (i) through (iii) above and (y) the ramifications of such payments under Sections 280G and 4999 of the Code.

     (p) Labor Matters. As of the date hereof, neither KeySpan nor any of its Subsidiaries is a party to, bound by or in the process of negotiating any collective bargaining agreement or other labor agreement with any union or labor organization. As of the date of this Agreement (i) there are no disputes, grievances or arbitrations pending or, to the Knowledge of KeySpan, threatened between KeySpan or any of its Subsidiaries and any trade union or other representatives of its employees, (ii) there is no charge or complaint pending or threatened in writing against KeySpan or any of its Subsidiaries before the National Labor Relations Board (the "NLRB"), the Equal Employment Opportunity Commission or any similar Governmental Entity, (iii) there are no litigations, lawsuits, claims, charges, complaints, arbitrations, actions, investigations or proceedings pending or, to the Knowledge of KeySpan, threatened between or involving KeySpan or any of its Subsidiaries and any of their respective current or former employees, independent contractors, applicants for employment or classes of the foregoing, except in each case as have not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan and, (iv) to the Knowledge of KeySpan, as of the date of this Agreement, there are no material organizational efforts presently being made involving any of the employees of KeySpan or any of its Subsidiaries. No labor union, labor organization or group of employees of KeySpan or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the NLRB or any other Governmental Entity. From January 1, 2003, to the date of this Agreement, there has been no work stoppage, strike, slowdown or lockout by or affecting the employees of KeySpan or any of its Subsidiaries and, to the Knowledge of KeySpan, no such action has been threatened in writing. KeySpan and its Subsidiaries are in compliance with all material applicable Laws respecting employment and employment practices, including, without limitation, all material legal requirements respecting terms and conditions of employment, equal opportunity, affirmative action, workplace health and safety, wages and hours, child labor, immigration, discrimination, disability rights or benefits, facility closures and layoffs, workers' compensation, labor relations, employee leaves and unemployment insurance. Since January 1, 2003, neither KeySpan nor any of its Subsidiaries has engaged in any "plant closing" or "mass layoff", as defined in the Worker Adjustment Retraining and Notification Act or any comparable state or local Law (the "WARN Act"), without complying with the notice requirements of such Laws. To the Knowledge of KeySpan (i) none of the employees of KeySpan or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation to a former employer relating to the right of such employee to be employed by KeySpan or any of its Subsidiaries or the employee's knowledge or use of trade secrets or proprietary information, and
(ii) no employees of KeySpan or any of its Subsidiaries earning $100,000 or more per year intend to terminate his or her employment with KeySpan or any of its Subsidiaries.

     (q) Litigation. Except for claims, actions, suits, proceedings or investigations that would not reasonably be expected to result in a Material Adverse Effect on KeySpan, there are no claims, actions, suits, proceedings, audits, arbitrations or investigations pending or, to the Knowledge of KeySpan, threatened against, relating to or affecting KeySpan or any of its Subsidiaries, or any of their respective assets or properties, before or by any Governmental Entity. As of the date hereof, neither KeySpan nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award having, or which would reasonably be expected to result in, a Material Adverse Effect on KeySpan.

     (r) Environmental Matters. Except as would not reasonably be expected to result in a Material Adverse Effect on KeySpan: (i) KeySpan and each of its Subsidiaries (x) comply, and at all times have complied, with all applicable Environmental Laws (as defined below), and possess and comply with all Environmental Permits (as defined below) required under any applicable Environmental Laws to operate as they presently operate, which Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed with and is pending approval by all applicable Governmental Entities, and (y) possess all air emission allowances and air emissions reduction credits required under any applicable Environmental Laws to operate as they presently operate; (ii) to the Knowledge of KeySpan, there are no Materials of Environmental Concern (as defined below) at any current or former assets, facilities or properties owned or operated by KeySpan or any of its predecessors or Subsidiaries, or under circumstances that are reasonably likely to result in liability of KeySpan or any Subsidiary or any of their predecessors under any applicable Environmental Laws; (iii) neither KeySpan nor any of its Subsidiaries has received any written notification alleging that it is liable for, or has received any request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute or any other similar applicable Environmental Laws concerning, any release or threatened release of Materials of Environmental Concern at any location; (iv) to the Knowledge of KeySpan, no capital expenditures are or will be required of KeySpan or any of its Subsidiaries to achieve or maintain compliance with any applicable Environmental Laws; and (v) to the Knowledge of KeySpan, neither KeySpan nor any of its Subsidiaries is subject to or has contractually assumed or retained from any person or entity (including any Governmental Entity), liability for any matters arising under or pursuant to any Environmental Laws or arising from or relating to Materials of Environmental Concern. For purposes of this Agreement, the following terms shall have the following meanings: (x) "Environmental Laws" shall mean all foreign, federal, state, or local statutes, regulations, ordinances, common law, codes, or decrees and any binding administrative or judicial interpretation thereof relating to the protection of the environment, including protection of the ambient air, soil, natural resources, surface water or groundwater and protection of human health or safety as affected by the environment, (y) "Environmental Permits" shall mean all permits, licenses, registrations, and other authorizations under applicable Environmental Laws; and (z) "Materials of Environmental Concern" shall mean any hazardous, dangerous, radioactive, acutely hazardous, or toxic substance or waste defined, characterized, regulated or as to which liability could reasonably be expected to be imposed under any applicable Environmental
Laws, including without limitation the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Clean Air Act, Clean Water Act, Toxic Substances Control Act, Resource Conservation and Recovery Act and any analogous state and local laws and regulations.

     (s) Intellectual Property. KeySpan and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "KeySpan Intellectual Property") necessary to carry on their business substantially as currently conducted, except where such failures to own or validly license such KeySpan Intellectual Property would not reasonably be expected to have a Material Adverse Effect on KeySpan. Neither KeySpan nor any such Subsidiary has received any notice of infringement of or conflict with, and there are no infringements of or conflicts with, the rights of others with respect to the use of any KeySpan Intellectual Property that, in either such case, would reasonably be expected to have a Material Adverse Effect on KeySpan.

     (t) Insurance. Except for failures to maintain insurance or self-insurance that have not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan, from January 1, 2003, through the date of this Agreement, each of KeySpan and its Subsidiaries has been continuously insured with financially responsible insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for companies in the United States conducting the business conducted by KeySpan and its
Subsidiaries during such time period. Neither KeySpan nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of KeySpan or any of its Subsidiaries, except with respect to any cancellation or termination that, has not had and could not reasonably be expected to have a Material Adverse Effect on KeySpan.

     (u) Interested Party Transactions. Since January 1, 2005, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 or Item 404 of Regulation S-K of the SEC.

     (v) Material Contracts.
         -------------------

          (i)  All  "material  contracts"  (as  such  term  is  defined  in Item
     601(b)(10) of Regulation S-K of the SEC) ("KeySpan Material Contracts") required to be have been filed with the SEC have been filed, so and no such material contract has been amended or modified, except for such amendments or modifications which have been filed as an exhibit to a subsequently dated and filed SEC document or are not required to be filed with the SEC.

          (ii) No Breach. All KeySpan Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except to the extent that
     (x) they have previously expired in accordance with their terms or (y) the failure to be in full force and effect, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect. Neither KeySpan nor any of its Subsidiaries, nor, to KeySpan's Knowledge, any counterparty to any KeySpan Material Contract, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any KeySpan Material Contract, except in each case for those violations or defaults which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

     (w) Foreign Corrupt Practices and International Trade Sanctions(i) . To the Knowledge of KeySpan, neither KeySpan, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, Federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

     3.2. Representations and Warranties of Parent and Merger Sub. Except as set forth in the Disclosure Schedule delivered by Parent and Merger Sub to KeySpan prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Sub, jointly and severally, represent and warrant to KeySpan as follows:

     (a) Organization, Standing and Power. (i) Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and, with respect to Merger Sub only, in good standing under the laws of its respective jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except in each case as would not reasonably be expected to result in a Material Adverse Effect on Parent or Merger Sub, as the case may be. The copies of the certificate of incorporation and by-laws (or similar organizational documents) of Parent and Merger Sub which were previously furnished to KeySpan are true, complete and correct copies of such documents as in effect on the date of this Agreement.

     (b) Authority; No Violations.
         -------------------------

          (i) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to approval of the consummation of the Merger set forth in this Agreement by the Required Parent Vote (as defined in Section 3.2(j)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject in the case of the consummation of the Merger to the approval of this Agreement by the Required Parent Vote. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (ii) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws (or similar organizational documents) of Parent or Merger Sub or (B) except (x) as would not reasonably be expected to result in a Material Adverse Effect on Parent or Merger Sub or (y) would or would reasonably be expected to, individually or in the aggregate, prevent Parent or Merger Sub from performing, or materially impair the ability of Parent or Merger Sub to perform, their respective obligations under this Agreement.

          (iii) No material consent, approval, order, license, permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary or required to be obtained or made by or with respect to Parent, Merger Sub or any other Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the performance and consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby except for those required under or in relation to (A) the HSR Act, (B) the Blue Sky Laws,
     (C) the Exchange Act, (D) the NYBCL with respect to the filing of the Certificate of Merger, (E) rules and regulations of the NYSE and the London Stock Exchange plc (the "LSE") and the UK Listing Rules (as defined in 3.2(e)), (F) applicable state public utility Laws, rules --- and regulations promulgated by the NYPSC, and the NHPUC, (G) Section 203 of the Federal Power Act, (H) if required, the Atomic Energy Act, (I) the FCC, (J) notice to the Committee on Foreign Investment (CFIUS) pursuant to the Exon-Florio Act, (K) antitrust or other competition laws of other jurisdictions, and (L) the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings set forth in Section 3.2(b)(iii) of the Parent Disclosure Schedule. Consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings required under or in relation to any of the foregoing clauses (A) through (J) are hereinafter referred to as the "Parent Required Approvals".

     (c) Compliance. Parent and Merger Sub and the Subsidiaries of Parent are not in violation of or default under any Law or Order of any Governmental

Entity, except for such violations or defaults that have not had and could not reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

     (d) Litigation. Except for claims, actions, suits, proceedings or investigations that would not reasonably be expected to, individually or in the aggregate, prevent Parent or Merger Sub from performing, or materially impair the ability of Parent or Merger Sub to perform, their respective obligations under this Agreement, there are no claims, actions, suits, proceedings, audits, arbitrations or investigations pending or, to the Knowledge of Parent, threatened against, relating to or affecting Parent or any of Parent's Subsidiaries, or any of their respective assets or properties, before or by any Governmental Entity. As of the date hereof, neither Parent nor any of Parent's Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award having, or which would reasonably be expected to, individually or in the aggregate, prevent Parent or Merger Sub from performing, or materially impair the ability of Parent or Merger Sub to perform, their respective obligations under this Agreement.

     (e) Information Supplied. None of the information to be contained in the Circular or any supplementary circular will, at the date it is first mailed to Parent's Shareholders or at the time of the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Circular will comply in all material respects with all United Kingdom statutory and other legal and regulatory provisions (including, without limitation, the Companies Act 1985, as amended, (the "Companies Act"), the
Financial Services and Markets Act 2000, as amended, and the rules and regulations made thereunder, the listing rules (the "UK Listing Rules") promulgated by the United Kingdom Listing Authority (the "UKLA") and the rules and requirements of the LSE except that no representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of KeySpan for inclusion or incorporation by reference in the Circular. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to KeySpan's stockholders or at the time of the KeySpan Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (f) Operations of Merger Sub. Merger Sub is an indirect, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     (g) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of Parent or Merger Sub, except Rothschild, Inc., whose fees and expenses will be paid by Parent or Merger Sub in accordance with Parent or Merger Sub's agreement with such firm, based upon arrangements made by or on behalf of Parent or Merger Sub and previously disclosed to KeySpan.

     (h) Availability of Funds. Parent and Merger Sub will have at the Effective Time sufficient immediately available funds to pay the Merger Consideration, consummate the transactions contemplated hereby and to pay all related fees and expenses.

     (i) Board Approval. The Board of Directors of Parent, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Parent Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of Parent and its shareholders, (ii) approved this Agreement and approved the Merger and
(iii) will recommend that the shareholders of Parent approve this Agreement and the Merger in connection with the mailing of the Circular.

     (j) Vote Required. The only vote of the holders of any class of shares of Parent that is required to approve the consummation of the Merger set out in this Agreement and the other transactions contemplated thereby, but not, for the avoidance of doubt, any fee payable by Parent pursuant to Article VII herein, (in respect of which no vote shall be required) is the affirmative vote of a majority of such ordinary shareholders of Parent as (being entitled to do so) are present in person and vote (or, in the case of a vote taken on a poll, the affirmative vote by shareholders representing a majority of the Parent Ordinary Shares in respect of which votes were validly exercised) at the Parent Shareholders' Meeting in relation to this Agreement, the Merger and other transactions contemplated hereby (the "Required Parent Vote").

     (k) Ownership of KeySpan Common Stock. Neither Parent nor any of its subsidiaries or other affiliates beneficially owns any KeySpan Common Stock.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1. Covenants of KeySpan. During the period from the date of this Agreement and continuing until the Effective Time, KeySpan agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on Section 4.1 of the KeySpan Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or by applicable law, rule or regulation, or to the extent that Parent shall otherwise consent in writing (which consent not to be unreasonably delayed or withheld)):

     (a) Ordinary Course of Business. KeySpan shall, and shall cause its Subsidiaries to, carry on its and their businesses in the usual, regular and ordinary course consistent with past practice and good utility practice and use reasonable best efforts to preserve intact in all material respects their present business organizations and relationships with customers, suppliers, Governmental Entities and others having significant business dealings with them and, subject to prudent management of their workforces and business needs, keep available the services of their present officers and employees.

     (b) Dividends and Distributions, etc. KeySpan shall not, and shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) by a wholly owned Subsidiary or by a partially owned Subsidiary (provided that

KeySpan or a Subsidiary of KeySpan receives its proportionate share of such dividend or distribution), (B) dividends required to be paid on preferred stock of any Subsidiaries in accordance with their terms, (C) regular dividends on KeySpan Common Stock with usual record and payment dates at a rate not in excess of $0.465 per share per quarter and (D) with respect to any quarter in which the Effective Time occurs, a special dividend with respect to KeySpan Common Stock in an amount consisting of the pro rata portion of the dividend permitted under clause (C), for the period from and including the ex-dividend date (as referred to in Rule 235 of the New York Stock Exchange Constitution and Rules) through, but not including, the day of the Effective Time; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) directly or indirectly redeem, repurchase or otherwise acquire any shares of their capital stock other than (x) in the ordinary course of business consistent with past practice in connection with: (1) repurchases, redemptions and other acquisitions in connection with the administration of the KeySpan Benefit Plans in the ordinary course of operation of such plans, (2) redemptions, purchases or acquisitions required by the terms of any series of preferred stock of any Subsidiary or (3) in connection with the refunding of the preferred stock of any Subsidiary through the issuance of additional preferred stock of any Subsidiary or indebtedness either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-Tax basis) or through the incurrence of indebtedness permitted under Section 4.1(h) and (y) intercompany redemptions, repurchases or acquisitions, of capital stock.

     (c) Issuance of Securities. KeySpan shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any shares of capital stock of, or other equity interests in, KeySpan or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest, of KeySpan or any of its Subsidiaries, except for (x) in the ordinary course of business consistent with past practice in connection with: (1) the refunding of the preferred stock of any Subsidiary through the issuance of additional preferred stock of any Subsidiary either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-Tax basis) or through the incurrence of indebtedness permitted under Section 4.1(h), (2) the issuance of KeySpan Common Stock pursuant to the terms of the KeySpan 401(k) Plans and the KeySpan Employee Discount Stock Purchase Plan, (3) the issuance of KeySpan Common Stock upon exercise or settlement of KeySpan stock options and Other
KeySpan Stock Awards, (4) the granting of awards of performance shares, restricted shares, stock options, stock appreciation or similar rights, as the case may be, pursuant to the KeySpan Benefit Plans in the ordinary course of the operation of such plans, provided that the aggregate number of shares of KeySpan Common Stock issuable upon the exercise or settlement, as the case may be, of any such awards granted after the date of this Agreement shall not exceed 450,000 shares, (5) the issuance by a Subsidiary of shares of its capital stock to KeySpan or a Subsidiary of KeySpan, and (6) the issuance of securities by KeySpan pursuant to The KeySpan Investor Program.

     (d) Charter Documents. KeySpan shall not amend or propose to amend its certificate of incorporation or its bylaws or the certificate of incorporation or the bylaws (or other organizational document) of any of its Subsidiaries.

     (e) Acquisitions. Except for acquisitions of the entities, assets and facilities identified in Section 4.1(e) of the KeySpan Disclosure Schedule, KeySpan shall not, nor shall it permit any of its Subsidiaries to, acquire or agree to acquire (whether by merger, consolidation, purchase or otherwise) any person or assets or make any investment in any entity in excess of $150,000,000 in the aggregate. For the purposes of this Section 4.1(e), the value of any acquisition or series of related acquisitions shall mean the greater of (i) the book value or (ii) the sales price, in each case of the person, asset or property which is the subject of such acquisition or capital expenditure, including liabilities assumed. Notwithstanding anything to the contrary in this Agreement, KeySpan shall not make any acquisition involving, or otherwise enter into, in any manner, any line of business that is not conducted by KeySpan, its Subsidiaries or Joint Ventures as of the date of this Agreement.

     (f) Capital Expenditures. Except for (x) capital expenditures relating to matters identified in Section 4.1(f) of the KeySpan Disclosure Schedule, and (y) capital expenditures (1) required by law or Governmental Authorities or (2) incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) necessary to provide or maintain safe, adequate and reliable electric and natural gas service (after consultation with Parent), KeySpan shall not, nor shall it permit any of its Subsidiaries to, make any capital expenditures in excess of $15,000,000 in the aggregate. For the purposes of this Section 4.1(f), the value of any capital expenditure or series of related capital expenditures shall mean the greater of (i) the book value or (ii) the sales price, in each case of the person, asset or property which is the subject of such capital expenditure, including liabilities assumed.

     (g) No Dispositions. Except for (x) dispositions set forth in Section 4.1(g) of the KeySpan Disclosure Schedule, (y) dispositions of obsolete equipment or assets or dispositions of assets being replaced and (z) dispositions by KeySpan or its Subsidiaries of its assets in accordance with the terms of restructuring and divestiture plans required by applicable local or state regulatory agencies prior to the date hereof and previously disclosed to Parent, KeySpan shall not, nor shall it permit any of its Subsidiaries to, pledge, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties in excess of $5,000,000 individually or $25,000,000 in the aggregate. For the purposes of this Section 4.1(g), the value of any disposition or series of related dispositions shall mean the greater of
(i) the book value or (ii) the sales price, in each case of the person, asset or property which is the subject of such disposition, including liabilities assigned.

     (h) Indebtedness. KeySpan shall not, and shall not permit any of its Subsidiaries to, incur or guarantee any indebtedness or enter into any "keep well" or other agreement to maintain the financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing (including any capital leases, "synthetic" leases or conditional sale or other title retention agreements) other than (i) indebtedness set forth in Section 4.1(h) of the KeySpan Disclosure Schedule, (ii) indebtedness incurred in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-Tax basis) and (iii) indebtedness and guarantees among KeySpan and its Subsidiaries.

     (i) Compensation and Benefits. During the period from the date of this Agreement and continuing until the Effective Time, KeySpan agrees as to itself and its Subsidiaries that it will not, without the prior written consent of Parent, (i) other than in the ordinary course of business, enter into, adopt, amend (except for such amendments as may be required by law or reasonably necessary to avoid adverse tax consequences to KeySpan or its employees) or terminate any KeySpan Benefit Plan, or any other employee benefit plan or any agreement, arrangement, plan or policy or any equity-based award (or agreement governing the terms of such award) between KeySpan or a Subsidiary of KeySpan and one or more of its directors or officers, (ii) except for normal payments, awards and increases in the ordinary course of business or as required by any plan or arrangement as in effect as of the date hereof, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

     (j) Accounting. KeySpan shall not, and shall not permit any of its Subsidiaries to, make any changes in their accounting methods materially affecting the reported consolidated assets liabilities or results of operations of KeySpan, except as required by law or GAAP or permitted by GAAP and consented to by its independent auditors.

     (k) Collective Bargaining Agreements. KeySpan shall not, and shall not permit any of its Subsidiaries to negotiate the renewal or extension of any of the collective bargaining agreements listed in Section 3.1(p) of the KeySpan Disclosure Schedule without providing Parent with access to all information relating to the renewal or extension of any such collective bargaining agreement and permitting Parent to consult with KeySpan or its Subsidiaries and their counsel on the progress thereof from time to time.

     (l) Regulatory Status. Except as disclosed in Section 4.1(k) of the KeySpan Disclosure Schedule, KeySpan shall not, nor shall it permit any of its Subsidiaries to, agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any Governmental Entity in respect of the operations of their businesses, except as required by law to obtain or renew Permits or agreements in the ordinary course of business consistent with past practice.

     (m) Insurance. KeySpan shall, and shall cause its Subsidiaries, to maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice), insurance in such amounts and against such risks and losses as are customary for companies engaged in the utility industry.

     (n) Certain Consents. If requested by Parent, KeySpan shall use reasonable best efforts to obtain the consents identified in Sections 3.2(b)(ii) and 3.2(b)(iii) of the Parent Disclosure Schedule (provided that such consents and any obligations thereunder shall not be effective until the Closing).

     (o) Taxes. Neither KeySpan nor its Subsidiaries shall (i) change any Tax accounting methods, policies or practices of KeySpan or its Subsidiaries, (ii) make, revoke or amend any material Tax election of KeySpan or its Subsidiaries,
(iii) file any amended Tax Return of KeySpan or its Subsidiaries, (iv) enter into any closing agreement affecting any Tax liability or refund of KeySpan or its Subsidiaries, (v) settle or compromise any material Tax liability or refund of KeySpan or its Subsidiaries, or (vi) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax of KeySpan or its Subsidiaries (except with respect to regular and routine extensions of Tax Returns); provided, however, that Parent shall be deemed to have consented to any request with respect to clauses (i) and (iii) above to the extent that Parent does not notify KeySpan or any of its Subsidiaries of its consent or withholding of consent within ten (10) Business Days of receipt of the request made by KeySpan or its Subsidiaries.

     (p) Claims Settlement. KeySpan shall not settle any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, except (A) in the ordinary course of business consistent with past practice, (B) settlements to the extent subject to reserves existing as of the date hereof in accordance with GAAP or (C) the settlement of any Claim that would not reasonably be expected to have a Material Adverse Effect, except in the case of clauses (A) and (C) for such claims as are set forth in Section 4.1(p) of the KeySpan Disclosure Schedule, which shall require the consent of Parent.

     (q) Waiver of Rights. KeySpan shall not modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which KeySpan or any Subsidiary is a party.

     (r) No Restrictions on Future Business Activities. KeySpan shall not enter into any agreements or arrangements that limit or otherwise restrict KeySpan or any of its Subsidiaries or any of their respective Affiliates or any successor thereto or that could, after the Effective Time, limit or restrict Parent or any of its Affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or product line or in any geographic area.

     (s) Actions to Impede Merger. KeySpan shall not take any action that is intended or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

     (t) Agreement to do the Foregoing. KeySpan shall not authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing in this Section 4.1.

     4.2. Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, Parent and Merger Sub each agree as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Parent Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or by applicable law, rule or regulation, or to the extent that KeySpan shall otherwise consent in writing (which consent not to be unreasonably delayed or withheld)):

     (a) Conduct of Business of Merger Sub. Parent shall cause Merger Sub to (i) perform its obligations under this Agreement, (ii) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

     (b) Conduct of Business of Parent. Parent agrees that, during the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated or permitted by this Agreement or as required by applicable law, and except as may be consented to in writing by KeySpan (such consent not to be unreasonably withheld or delayed), Parent shall not, and shall not permit any of its Subsidiaries to enter into or consummate any agreements or transactions for an acquisition (via stock purchase, merger, consolidation, purchase of assets or otherwise), merger or joint venture or other agreement or otherwise if, in any such cases, such agreement or transaction would or would reasonably be expected to, individually or in the aggregate, prevent Parent or Merger Sub from performing, or materially impair the ability of Parent or Merger Sub to perform, their respective obligations under this Agreement.

     4.3. Advice of Changes; Governmental Filings. KeySpan shall file all reports required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to Parent copies of all such reports, announcements and publications promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of Parent and KeySpan shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

     4.4. Transition Planning. KeySpan and Parent shall each appoint one or more representatives to a committee that will be responsible for coordinating transition planning and implementation relating to the Merger.

     4.5. Control of Other Party's Business. Nothing contained in this Agreement shall be deemed to give Parent or Merger Sub, directly or indirectly, the right to control or direct KeySpan's operations prior to the Effective Time. Prior to the Effective Time, KeySpan shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1.  Preparation of Proxy Statement and Circular;  Stockholders  Meetings.
(a) As promptly as practicable following the date hereof, KeySpan shall, in cooperation with Parent, prepare and file with the SEC preliminary proxy materials (such proxy statement, and any amendments or supplements thereto, the "Proxy Statement"). The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act. KeySpan shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Parent and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. KeySpan agrees that none of the information supplied or to be supplied by KeySpan for inclusion or incorporation by reference in the Proxy Statement or any supplemental proxy, at the time of mailing thereof and at the time of the KeySpan Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement or any supplemental proxy, at the time of mailing thereof and at the time of the KeySpan Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to KeySpan and the KeySpan Stockholders Meeting will be deemed to have been supplied by KeySpan and information concerning or related to Parent or Merger Sub shall be deemed to have been supplied by Parent. KeySpan will provide Parent with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide Parent with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by Parent for inclusion in the Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld or delayed.

     (b) Parent shall, in cooperation with KeySpan, prepare and file with the UKLA a circular to shareholders (such circular, and any amendments or supplements thereto, the "Circular"). The Circular shall comply as to form in all material respects with the applicable provisions of the UK Listing Rules. Parent shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the UKLA with respect to the Circular to

KeySpan and advise KeySpan of any oral comments with respect to the Circular received from the UKLA. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Circular or any supplementary circular, at the time of mailing thereof and at the time of the Parent Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. KeySpan agrees that none of the information supplied or to be supplied by KeySpan for inclusion or incorporation by reference in the Circular or any supplementary circular, at the time of mailing thereof and at the time of the Parent Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent or Merger Sub and the Parent Shareholders Meeting will be deemed to have been supplied by Parent and information concerning or related to KeySpan shall be deemed to have been supplied by KeySpan. Parent will provide KeySpan with a reasonable opportunity to review and comment on any amendment or supplement to the Circular prior to filing such with the UKLA, and will provide KeySpan with a copy of all such filings made with the UKLA. No amendment or supplement to the information supplied by KeySpan for inclusion in the Circular shall be made without the approval of KeySpan, which approval shall not be unreasonably withheld or delayed.

     (c) KeySpan shall take all lawful action to solicit proxies in favor of the adoption of this Agreement, and the transactions contemplated hereby, by the Required KeySpan Vote and the Board of Directors of KeySpan shall recommend adoption of this Agreement, and the transactions contemplated hereby, by the stockholders of KeySpan unless the Board of Directors of KeySpan determines in its reasonable good faith judgment, after consultation with outside counsel, that taking any such action would be inconsistent with its fiduciary duties under applicable law. KeySpan shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "KeySpan Stockholders Meeting") for the purpose of obtaining the Required KeySpan Vote. Without limiting the generality of the foregoing, KeySpan agrees that its obligations pursuant to the second sentence of this Section 5.1(c) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to KeySpan of any Takeover Proposal (as defined in Section 5.5), (ii) the withdrawal or modification by the Board of Directors of KeySpan of its approval or recommendation of this Agreement, the Merger or the other transactions contemplated hereby, or (iii) subject to KeySpan's right to terminate this Agreement under Section 7.1(e), the approval or recommendation of any KeySpan Superior Proposal. Notwithstanding any of the events set forth in clauses (i), (ii) and (iii) of the immediately preceding sentence, in the event KeySpan fulfills its obligations pursuant to this Section 5.1(c) and the KeySpan Stockholder Approval is not obtained at the KeySpan Stockholders Meeting, Parent shall not thereafter have the right to terminate this Agreement pursuant to Section 7.1(d), as a result of the Board of Directors of KeySpan (or any committee thereof) having withdrawn or modified, or proposed publicly to withdraw or modify, the approval or recommendation by the KeySpan Board of Directors of this Agreement or the Merger, provided Parent shall retain all other rights to terminate this Agreement set forth in Section 7.1.

     (d) Parent shall recommend approval of this Agreement, and the transactions contemplated hereby, by the shareholders of Parent. Parent shall duly call, give notice of, convene and hold its general meeting of shareholders (the "Parent Shareholders Meeting") at which shareholders shall be asked to vote to approve the Merger. Without limiting the generality of the foregoing, Parent agrees that its obligations pursuant to the second sentence of this Section 5.1(d) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Parent of any Parent Acquisition Transaction (as defined in Section 7.2) or (ii) the withdrawal or modification by the Board of Directors of Parent of its approval or recommendation of this Agreement, the Merger or the other transactions contemplated hereby.

     (e) KeySpan and Parent will use their reasonable best efforts to hold the KeySpan Stockholders Meeting and the Parent Shareholders Meeting as soon as practicable after the date of this Agreement; provided, however, that Parent may hold the Parent Shareholder Meeting as part of its Annual General Meeting scheduled for July 31, 2006; provided, further that the Parent Shareholder Meeting shall in any event be held no later than August 31, 2006.

     5.2. Corporate Governance. (a) The name of the Surviving Corporation shall initially be KeySpan. The headquarters of the Surviving Corporation shall be in Brooklyn, New York.

     (b) At or prior to the Effective Time, Parent shall take all actions necessary to appoint two directors who immediately prior to the Effective Time served as directors of KeySpan to the Board of Directors of Parent. One such director shall be the Person specified on Exhibit A hereto and the second such director shall be appointed pursuant to the conditions and process set forth on Exhibit A hereto. Exhibit A hereto shall also set forth (i) as of the Effective Time the Chairman of the Board of Directors of the Surviving Corporation, (ii) the manner in which certain senior officers of the Surviving Corporation as of the Effective Time will be selected after the date hereof and prior to the Effective Time and (iii) certain other matters. All appointments made pursuant to this Section 5.2 and Exhibit A hereto shall be effective as of the Effective Time and shall comply with the applicable listing and corporate governance rules of the NYSE, the UKLA, the LSE and the applicable provisions of the Exchange Act and all other applicable laws and regulations, in each case, as in effect at the Effective Time.

     (c) During the four-year period immediately following the Effective Time, the Surviving Corporation shall provide, directly or indirectly, charitable contributions and traditional local community support within the service areas of KeySpan and each of its Subsidiaries that are utilities at levels substantially comparable to and no less than the levels of charitable contributions and community support provided by KeySpan and such Subsidiaries within their service areas within the four-year period immediately prior to the date of this Agreement, as set forth on Section 5.2 of the KeySpan Disclosure Schedule. Without limitation to the foregoing, the Surviving Corporation will for such period continue to support the KeySpan Foundation in a manner substantially comparable to the manner in which KeySpan supported the KeySpan Foundation within the four-year period immediately prior to the date of this Agreement, as set forth on Section 5.2 of the KeySpan Disclosure Schedule.

     5.3. Access to Information. Upon reasonable notice, KeySpan shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable


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


access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (including, without limitation, any Tax Returns) and, during such period, KeySpan shall (and shall cause its Subsidiaries to) furnish promptly to Parent
(a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as Parent may reasonably request; provided however, that KeySpan may restrict the foregoing access to the extent that (i) a Governmental Entity requires KeySpan or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters, (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to KeySpan requires KeySpan or its Subsidiaries to restrict access to any properties or information, (iii) KeySpan or its Subsidiaries is bound by a confidentiality agreement that requires KeySpan or its Subsidiaries to restrict such access or (iv) where such access would be reasonably likely to waive the attorney-client privilege. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated June 13, 2005 between KeySpan and Parent (the "Confidentiality Agreement"). Any investigation by KeySpan or Parent shall not affect the representations and warranties of KeySpan or Parent, as the case may be.

     5.4. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party shall, and shall cause its respective Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing (and to share equally in the filing fees) of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby at a mutually agreed time and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     (b) Each of Parent and KeySpan shall, and shall cause its respective Subsidiaries to, in connection with the efforts referenced in Section 5.4(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other applicable law or regulation, use its reasonable best efforts to (i) make all appropriate filings and submissions with any Governmental Entity that may be necessary, proper or advisable under applicable laws or regulations in respect of any of the transactions contemplated by this Agreement, (ii) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iv) as reasonably practical, permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person.

     (c) Each of Parent and KeySpan shall, and shall cause its respective Subsidiaries, in connection with the efforts referenced in Section 5.4 (a), to obtain all requisite approvals and authorizations for the transactions contemplated by the Agreement, and use its reasonable best efforts to obtain the KeySpan Required Approvals and the Parent Required Approvals; provided, however, that Parent shall have primary responsibility for the preparation and filing of any applications, filings or other materials with the FERC, the NYPSC and the NHPUC. If Parent determines to make a filing with the Massachusetts Department of Telecommunications and Energy in connection with the Merger, KeySpan shall cooperate with Parent in connection with such filing. KeySpan and Parent shall cooperate in connection with seeking the consents set forth in Section 5.4(c) of the KeySpan Disclosure Letter (the "Additional KeySpan Consents") subject to the terms and conditions set forth therein. KeySpan shall have the right to review and approve in advance all characterizations of the information relating to KeySpan and the Merger that appear in any application, notice, petition or filing made in connection with the Merger. KeySpan and Parent agree that they will consult and cooperate with each other with respect to the obtaining of the KeySpan Required Approvals, the Parent Required Approvals and the Additional KeySpan Consents, as well as any additional necessary approvals and authorizations of Governmental Authorities.

     (d) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.4(a), (b) and (c), if any objections are asserted with respect to the transactions contemplated by this Agreement or if any suit is instituted (or threatened to be instituted) by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or other Law or otherwise brought under any such Law that would otherwise prohibit or materially impair or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Sub and KeySpan shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prohibit or materially impair or delay the consummation of the transactions contemplated hereby, including selling, holding separate or otherwise disposing of or conducting its business in a manner which would resolve such objections or suits or agreeing to sell, hold separate or otherwise dispose of or conduct its business in a manner which would resolve such objections or suits or permitting the sale, holding separate or other disposition of, any of its assets or the assets of its Subsidiaries or the conducting of its business in a manner which would resolve such objections or suits; provided, however, that no party shall be required to, or may, in the case of KeySpan, take any such actions to resolve any such objections or suits which actions, individually or in the aggregate, (x) are not conditional on the consummation of the Merger, or (y) would have a Material Adverse Effect on National Grid USA or KeySpan. Without excluding other possibilities, the transactions contemplated by this Agreement shall be deemed to be materially delayed if unresolved objections or suits delay or could reasonably be expected to delay the consummation of the transactions contemplated hereby beyond the End Date (as defined in Section 7.1(h)). For purposes of this Agreement, "Antitrust Law" shall mean the Sherman Act, as amended, the Clayton Act, as amended, Council Regulation (EC) 139/2004, the HSR Act, the FTC Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or impeding or lessening of competition through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

     (e) Subject to the obligations under Section 5.4(d), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging any transaction contemplated by this Agreement, or any other agreement contemplated hereby each of Parent and KeySpan shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding.

     (f) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(h) so long as such party has up to then complied in all material respects with its obligations under this Section 5.4.

     5.5. No Solicitation by KeySpan. (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, KeySpan shall not, nor shall it permit any of its Subsidiaries to, nor shall it or its Subsidiaries authorize or permit any of their respective officers, directors, employees, representatives or agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal which constitutes or that may reasonably be expected to lead to, any Takeover Proposal, (ii) enter into any letter of intent or agreement related to any Takeover Proposal (each, an "Acquisition Agreement") or (iii) participate in any discussions or negotiations regarding, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to, any Takeover Proposal; provided, however, that if, at any time after the date hereof and prior to the KeySpan Stockholders Meeting, KeySpan receives an unsolicited bona fide written Takeover Proposal from any third Person that in the reasonable good faith judgment of KeySpan's Board of Directors constitutes, or is reasonably likely to result in, a Superior Proposal and the Board of Directors of KeySpan determines in its reasonable good faith judgment, after consultation with outside counsel, that failure to take any such action would be inconsistent with its fiduciary duties under applicable law, KeySpan may, in response to such Superior Proposal, (x) furnish information with respect to KeySpan to any such Person pursuant to a confidentiality agreement no more favorable to such Person than the Confidentiality Agreement is to Parent and (y) participate in negotiations with such Person regarding such Superior Proposal if
(A) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such third Person, KeySpan or any of its Subsidiaries provides at least four business days advance written notice to Parent of the identity of the third Person making, and the proposed terms and conditions of, such Superior Proposal and a copy of all written materials delivered by such third Person to KeySpan or any of its Subsidiaries, (B) KeySpan shall have provided to Parent a copy of all written materials delivered to the third Person making the Superior Proposal in connection with such Superior Proposal and made available to Parent all materials and information made available to the third Person making the Superior Proposal in connection with such Superior Proposal and (C) KeySpan shall have fully complied with this
Section 5.5. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any Person (other than Parent and its Affiliates) relating to any direct or indirect acquisition or purchase of 20% or more of the assets of KeySpan and its Subsidiaries or 20% or more of the voting power of the capital stock of KeySpan or the capital stock of any of its Significant Subsidiaries then outstanding, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the voting power of the capital stock of KeySpan or the capital stock of such Subsidiaries then outstanding, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving KeySpan or any of its Significant Subsidiaries, other than the transactions with Parent and Merger Sub contemplated by this Agreement. For purposes of this Agreement, a "Superior Proposal" means any unsolicited bona fide written offer made by any Person (other than Parent and its Affiliates) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting power of the capital stock of KeySpan then outstanding or all or substantially all the assets of KeySpan and otherwise on terms which the Board of Directors of KeySpan determines in its reasonable good faith judgment (after consultation with its financial advisors) to be more favorable (taking into account (i) all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such Takeover Proposal and the Merger and the other transactions contemplated by this Agreement deemed relevant by the Board of Directors, (ii) the identity of the third party making such Takeover Proposal, (iii) the conditions and prospects for completion of such Takeover Proposal and (iv) all other factors that the Board of Directors of KeySpan are permitted to consider pursuant to ss.717 of the NYBCL; provided, however, that no Takeover Proposal consisting of all cash consideration may be deemed a Superior Proposal unless the per share cash consideration proposed pursuant to the Takeover Proposal is greater than the Merger Consideration (as such consideration may be proposed to be changed by Parent pursuant to the terms of this Agreement) to KeySpan's stockholders than the Merger and the other transactions contemplated by this Agreement (taking into account all of the terms of any proposal by Parent to amend or modify the terms of the Merger and the other transactions contemplated by this Agreement).

     (b) Except as set forth in Section 7.1(e), neither the Board of Directors of KeySpan nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (ii) authorize or permit KeySpan or any of its Subsidiaries to enter into any Acquisition Agreement.

     (c) Nothing contained in this Section 5.5 shall prohibit KeySpan from complying with Rules 14d-9 or 14e-2 promulgated under the Exchange Act with respect to a Takeover Proposal; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement, including Section 7.1(d).

     (d) KeySpan agrees that it and its Subsidiaries shall, and KeySpan shall direct and cause its and its Subsidiaries' respective officers, directors, employees, representatives and agents to, immediately cease and cause to be terminated any activities, discussions or negotiations with any Persons with respect to any Takeover Proposal. KeySpan agrees that it will notify Parent in writing as promptly as practicable (and in any event within 24 hours) after any

Takeover Proposal is received by, any information is requested from, or any discussions or negotiations relating to a Takeover Proposal are sought to be initiated or continued with, KeySpan, its Subsidiaries, or their officers, directors, employees, representatives or agents. The notice shall indicate the name of the Person making such Takeover Proposal or taking such action, the material terms and conditions of any proposals or offers and a copy of all written materials delivered by such Person making the Takeover Proposal to KeySpan or any of its Subsidiaries, and thereafter KeySpan shall keep Parent informed, on a current basis, of the status and material terms of any such proposals or offers and the status and details of any such discussions or negotiations and provide Parent with copies of all written materials delivered by such Person making the Takeover Proposal to KeySpan or any of its Subsidiaries and keep Parent informed of any amendments or prospective amendments to such information. KeySpan also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with any Takeover Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries. KeySpan shall provide Parent with reasonable advance notice of any meeting of the KeySpan Board of Directors to discuss or consider a Takeover Proposal.

     5.6. KeySpan Stock Options and Other Stock Awards; Employee Benefits Matters. (a) Options. KeySpan shall take all action reasonably necessary so that, immediately prior to the Effective Time, each outstanding stock option issued under the KeySpan Benefit Plans shall become vested and exercisable as of the Effective Time and shall be canceled and the holder thereof shall be entitled to receive at the Effective Time from KeySpan or as soon as practicable thereafter (but in no event later than 10 days after the Effective Time) from Parent or the Surviving Corporation in consideration for such stock option an amount in cash equal to (A) the excess, if any, of the Merger Consideration per share over the exercise price per share previously subject to such stock option, less any required withholding taxes, multiplied by (B) the number of shares of KeySpan Common Stock previously subject to such stock option (a "Canceled Option"). As soon as practicable after the Effective Time, Parent shall deliver or cause to be delivered to each holder of Canceled Options an appropriate notice setting forth such holder's rights to receive cash payments with respect to Cancelled Options pursuant to the KeySpan Benefit Plans and this Section 5.6(a).

     (b) Other KeySpan Stock Awards. All shares of KeySpan Common Stock and any other KeySpan stock unit awards (and any dividend equivalent rights thereunder) granted subject to vesting, deferral or other lapse restrictions pursuant to any KeySpan Benefit Plan (collectively, the "Other KeySpan Stock Awards") which are outstanding immediately prior to the Effective Time shall vest and become free of such restrictions as of the Effective Time, and shall be cancelled to the extent provided by the terms of such KeySpan Benefit Plans and the award agreements governing such Other KeySpan Stock Awards at the Effective Time, and each holder thereof shall be entitled to receive the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of KeySpan Common stock subject to such Other KeySpan Stock Award, less any required withholding taxes.

     (c) Employment Related Obligations; Employee Benefits.
         --------------------------------------------------

          (i) Obligations of Parent; Comparability of Benefits. Parent shall cause the Surviving Corporation and each of its Subsidiaries to honor all employment related obligations and agreements with respect to any current and former employees, directors and consultants of KeySpan or any of its Subsidiaries ("KeySpan Employees") (including without limitation (A)
     recognizing and, as required by Law, bargaining with, or continuing to recognize and, as required by Law, bargain with, the current exclusive collective bargaining representatives of the KeySpan Employees and (B) honoring, or continuing to honor, all current collective bargaining agreements. As of the Effective Time, each KeySpan Employee covered by a collective bargaining agreement listed on Section 3.1(p) of the KeySpan Disclosure Schedule shall remain covered by such collective bargaining agreement. In addition, each KeySpan Benefit Plan shall be assumed by the Surviving Corporation at the Effective Time (and Parent shall cause the
     Surviving Corporation to make all required payments pursuant to such KeySpan Benefit Plans and any trusts thereunder). For at least two years thereafter, Parent shall cause the Surviving Corporation and each of its Subsidiaries to provide each KeySpan Employee, who is not covered by a collective bargaining agreement listed on Section 3.1(p) of the KeySpan Disclosure Schedule, with a base salary or hourly wages, as applicable, at least equal to that provided to such KeySpan Employee immediately prior to the Effective Time, and to provide benefits to KeySpan Employees, who are not covered by a collective bargaining agreement listed on Section 3.1(p) of the KeySpan Disclosure Schedule, that are no less favorable than the benefits provided, in the aggregate, to KeySpan Employees immediately prior to the Effective Time; provided, however, that for such two-year period, each KeySpan Employee who is not covered by a collective bargaining agreement listed on Section 3.1(p) of the KeySpan Disclosure Schedule shall be eligible to receive severance payments and benefits no less favorable than those provided under the KeySpan severance plans and policies as set forth in Section 5.6(c) of the KeySpan Disclosure Schedule. Notwithstanding the foregoing, nothing herein shall require the continuation of any particular KeySpan Benefit Plan or prevent the amendment or termination thereof (subject to the maintenance of the benefits as provided in the preceding sentence and subject to satisfaction of any legal duty to bargain with the collective bargaining representatives of KeySpan Employees with respect to such matters).

          (ii) Pre-Existing Limitations; Deductible; Service Credit. With respect to any KeySpan Benefit Plans in which KeySpan Employees participate after the Effective Time, Parent shall: (A) to the extent satisfied or inapplicable under applicable KeySpan Benefit Plans immediately prior to the Effective Time, waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to KeySpan Employees under any Parent Benefit Plan in which such employees may be eligible to participate after the Effective Time, (B) provide each KeySpan Employee with credit for any co-payments and deductibles paid prior to participation in such Parent Benefit Plan in satisfying any applicable deductible or out-of-pocket requirements under any welfare Parent Benefit Plan in which such employees may be eligible to participate after the Effective Time, and (C) recognize all service except to the extent such recognition would result in duplication of benefits (unless such duplication is expressly contemplated in a plan, agreement or other arrangement of, or approved by, Parent) of KeySpan Employees with KeySpan and its current and former affiliates for purposes (of eligibility to participate, vesting credit and entitlement for benefits (but not for purposes of benefit accrual under any defined benefit pension plan) in any Parent Benefit Plan in which such employees may be eligible to participate after the Effective Time, to the same extent taken into account under a comparable KeySpan Benefit Plan immediately prior to the Effective Time.

     5.7.  Fees and  Expenses(a)  . Except as provided  in this  Section 5.7 and
Section 7.2, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and KeySpan shall bear and pay one-half of the costs and expenses incurred in connection with the filings of the premerger notification and report forms under the HSR Act (including filing fees).

     5.8. Directors' and Officers' Indemnification and Insurance. (a) After the Effective Time through the sixth anniversary of the Effective Time, Parent shall, or shall, cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) or former officer, director or employee of KeySpan and its Subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys' fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director or employee of KeySpan or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law; provided that no Indemnified Party may settle any such claim without the prior approval of Parent (which approval shall not be unreasonably withheld or delayed). Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, proceeding or investigation from Parent within ten Business Days of receipt by Parent from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the NYBCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

     (b) Parent shall cause the Surviving Corporation to maintain in effect (i) in its certificate of incorporation and by-laws for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors and indemnification of, and advancement of expenses to, officers, directors and employees contained in the certificate of incorporation and by-laws of KeySpan and (ii) at the election of Parent, for a period of six years after the Effective Time, (A) maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by KeySpan (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by KeySpan for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount or (B) provide tail coverage for such persons covered by current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by KeySpan which tail coverage shall provide coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage.

     (c) Notwithstanding anything herein to the contrary, if any claim, action, proceeding or investigation (whether arising before, at or after the Effective
Time) is made against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.8 shall continue in effect until the final disposition of such claim, action, proceeding or investigation.

     (d) In the event that Parent, any of its successors or assigns or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in Section 5.6 and this Section 5.8.

     5.9. Public Announcements. KeySpan and Parent shall cooperate to develop a joint communications plan and cooperate (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     5.10. Conveyance Taxes. KeySpan and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be paid on or before the Effective Time.

     5.11. Restructuring of Merger. It may be preferable to effectuate a business combination between Parent and KeySpan by means of an alternative structure to the Merger. Accordingly, if prior to satisfaction of the conditions contained in Article VI hereto, Parent proposes the adoption of an alternative structure that otherwise preserves for Parent and KeySpan the economic benefits of the Merger and will not materially delay the consummation thereof, then the parties shall use their respective reasonable best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided, however, that prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger and other transactions contemplated hereby, as applied to such alternative business combination, shall have been satisfied or waived.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1. Conditions to Each Party's Obligation to Effect the Merger. The obligations of KeySpan and Parent to effect the Merger are subject to the satisfaction or mutual waiver on or prior to the Closing Date of the following conditions:

     (a) Required KeySpan Vote. KeySpan shall have obtained the Required KeySpan Vote for the adoption of this Agreement by the stockholders of KeySpan.

     (b) Required Parent Vote. Parent shall have obtained the Required Parent Vote for the approval of this Agreement.

     (c) No Injunctions or Restraints; Illegality. No federal, state, local or foreign, law, statute, regulation, code, ordinance or decree shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction (collectively "Restraints") shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     (d) Approvals. The KeySpan Required Approvals and the Parent Required Approvals shall have been obtained (including, in each case and without limitation, the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired) at or prior to the Effective Time, such approvals shall have become Final Orders and such Final Orders, together with the Additional KeySpan Consents, shall not individually or in the aggregate, impose terms or conditions that would reasonably be expected to result in a Material Adverse Effect on National Grid USA or KeySpan. "Final Order" means action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired (but without the requirement for expiration of any applicable rehearing or appeal period), and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied. Any reference in this Agreement to the "obtaining" of any such approvals shall mean making such declarations, filings, registrations, giving such notice, obtaining such authorizations, orders, consents, permits or approvals and having such waiting periods expire as are, in each case, necessary to avoid a violation of law.

     6.2. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent and Merger Sub, on or prior to the Closing Date of the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of KeySpan set forth herein shall be true and correct both when made and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct

(without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on KeySpan; provided, that the representation and warranties of KeySpan in Section 3.1(h)(i) shall be true in all respects without disregarding the reference to Material Adverse Effect therein.

     (b) Performance of Obligations of KeySpan. KeySpan shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) Absence of Certain Changes or Events. Since the date of this Agreement, no event has occurred which has had, and no fact or circumstance exists that has resulted in or would reasonably be expected to result in, a Material Adverse Effect on KeySpan.

     (d) Certificate. Parent shall have received a certificate, dated as of the closing date, executed on behalf of KeySpan by the chief executive officer or the chief financial officer of KeySpan, to such effect that the conditions specified in paragraphs (a), (b) and (c) of this Section 6.2 have been satisfied.

     6.3. Additional Conditions to Obligations of KeySpan. The obligations of KeySpan to effect the Merger are subject to the satisfaction of, or waiver by KeySpan, on or prior to the Closing Date of the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Sub.

     (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) Certificate. KeySpan shall have received a certificate, dated as of the closing date, executed on behalf of Parent by the chief executive officer or the chief financial officer of Parent, to such effect that the conditions specified in paragraphs (a) and (b) of this Section 6.3 have been satisfied.

                                  ARTICLE VII

                            TERMINATION AND AMENDMENT

     7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Required KeySpan Vote or the Required Parent Vote:

     (a) by mutual written consent of KeySpan and Parent;

     (b) by either KeySpan or Parent if any Restraint having any of the effects set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall have fulfilled its obligations pursuant to
Section 5.4;

     (c) by Parent if there has been a breach of any representation, warranty, covenant or other agreement made by KeySpan in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, in each case such that Section 6.2(a) or Section 6.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to KeySpan;

     (d) by Parent if (i) the Board of Directors of KeySpan shall not have recommended, or the Board of Directors of KeySpan (or any committee thereof) shall have withdrawn or shall have qualified or modified in any manner adverse to Parent its recommendation of, this Agreement or its approval of or declaration that this Agreement and the Merger are advisable and fair to, and in the best interests of, KeySpan and its stockholders or shall have taken any other action or made any other statement in connection with the KeySpan
Stockholders Meeting inconsistent with such recommendation, approval or declaration, (ii) the Board of Directors of KeySpan (or any committee thereof) shall have approved or recommended any Takeover Proposal, (iii) the Board of Directors of KeySpan (or any committee thereof) shall have proposed or resolved to do any of the foregoing in clauses (i) and (ii) or (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of KeySpan is commenced, and the Board of Directors of KeySpan fails to recommend against acceptance of such tender offer or exchange offer by its stockholders within 10 business days after such commencement (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

     (e) by KeySpan prior to the KeySpan Stockholders Meeting if (A) the Board of Directors of KeySpan authorizes KeySpan, subject to complying with the terms of this Agreement, to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal, (B) Parent does not make, or cause to be made, within four business days of receipt of KeySpan's written notification of its intention to enter into a definitive agreement for a Superior Proposal, an offer that the Board of Directors of KeySpan determines, in its reasonable good faith judgment after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of KeySpan as the Superior Proposal and (C) KeySpan, prior to or concurrently with such termination pays to Parent in immediately available funds the amount required by
Section 7.2(b). KeySpan agrees (x) that it will not enter into a definitive agreement referred to in clause (A) above until at least the fifth business day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly in writing if its intention to enter into a definitive agreement referred to in its notification shall change at any time after giving such notification;

     (f) by KeySpan if there has been a breach of any representation, warranty, covenant or other agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, in each case such that Section 6.3(a) or Section 6.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by KeySpan to Parent;

     (g) by either KeySpan or Parent if (i) at the KeySpan Stockholders Meeting (including any adjournment or postponement thereof), the Required KeySpan Vote shall not have been obtained, or (ii) at the Parent Shareholders Meeting (including any adjournment or postponement thereof), the Required Parent Vote shall not have been obtained; or

     (h) by either Parent or KeySpan, if the Merger shall not have been consummated by the 15-month anniversary of the date of this Agreement (the "End Date"); provided, however, that if all other conditions set forth in Article VI (other than conditions that by their nature are to be satisfied on the Closing
Date) are satisfied other than the condition to the Closing set forth in Section 6.1(d) which remains capable of being fulfilled, then either Parent or KeySpan by written notice delivered prior to the End Date, may extend such period by three months after the End Date; provided, further, that the right to terminate this Agreement under this Section 7.1(h) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the End Date.

     7.2. Effect of Termination. (a) In the event of a termination of this Agreement by either KeySpan or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or KeySpan or their respective officers or directors, except with respect to Section 3.1(l), Section 3.2(g), Section 5.7, this Section
7.2 and Article VIII; provided, however, that nothing herein shall relieve any party for liability for any willful or knowing breach hereof.

     (b) In the event of a termination of this  Agreement by Parent  pursuant to
Section 7.1(d) or by KeySpan pursuant to Section 7.1(e), then KeySpan shall, on the date of such termination, pay to Parent, by wire transfer of immediately available funds, the amount of $250,000,000 (the "Termination Fee").

     (c) In the event that between the date hereof and the termination of this Agreement any Person shall have directly or indirectly publicly disclosed to KeySpan and/or publicly disclosed or made known to KeySpan's stockholders (x) a Takeover Proposal or (y) generally that if the Merger is not consummated such Person or one of its Affiliates will make a Takeover Proposal and thereafter, in each case, this Agreement is terminated by Parent or KeySpan pursuant to Section 7.1(g)(i) or Section 7.1(h), and if concurrently with such termination or within twelve months of such termination KeySpan or any of its Subsidiaries enters into a definitive agreement with respect to a Takeover Proposal or consummates a Takeover Proposal, then KeySpan shall, upon the earlier of entry into a definitive agreement with respect to a Takeover Proposal or consummation of a Takeover Proposal, pay to Parent, by wire transfer of immediately available funds, the Termination Fee.

     (d) In the event that between the date hereof and the termination of this Agreement (A) any Person shall have directly or indirectly publicly disclosed to Parent and/or publicly disclosed or made known to Parent's shareholders (x) a proposal with respect to a Parent Acquisition Transaction or (y) generally that if the Merger is not consummated such Person or one of its Affiliates will commence a Parent Acquisition Transaction and (B) thereafter this Agreement is terminated by KeySpan or Parent pursuant to Section 7.1(g)(ii), and if concurrently with such termination or within twelve months of such termination a Parent Acquisition Transaction occurs or Parent or any of its Subsidiaries shall enter into a definitive agreement with respect to a Parent Acquisition Transaction then Parent shall, upon the earlier of the date on which such Parent Acquisition Transaction occurs or the date on which Parent enters into a definitive agreement with respect to a Parent Acquisition Transaction, pay to KeySpan by wire transfer of immediately available funds the amount of the Parent Termination Fee. For the purposes of this Agreement (i) "Parent Termination Fee" means the lesser of $250,000,000 or one percent of the market capitalization of Parent on the date such payment becomes due and payable and (ii) "Parent Acquisition Transaction" means the acquisition, directly or indirectly, for consideration consisting of cash and/or securities, of more than 50% of the voting power of the capital stock of Parent then outstanding or all or substantially all the assets of Parent.

     (e) KeySpan and Parent acknowledge that the agreements contained in Sections 7.2(b) through (e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent or KeySpan, as applicable, would not enter into this Agreement; accordingly, if KeySpan or Parent, as applicable, fails to promptly pay the amount due pursuant to Section 7.2(b), (c) or (d), as the case may be, and, in order to obtain such payment, Parent or KeySpan, as applicable, commences a suit which results in a judgment against KeySpan or Parent, as applicable, for any of the amounts set forth in Section 7.2(b), (c) or (d), as the case may be, KeySpan or Parent, as applicable, shall pay to Parent or KeySpan, as applicable, its costs and expenses (including attorneys' fees) in connection with such suit. Interest shall accrue on any amounts due under Section 7.2(b), (c), or (d) from and after 30 days of the date such amount is due at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

     7.3. Amendment. This Agreement may be amended by the parties at any time before or after the Required KeySpan Vote or the Required Parent Vote; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of KeySpan or shareholders of Parent without the further approval of such stockholders or such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     7.4. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII. Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

     8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)  if to Parent or Merger Sub to:

               National Grid USA
               25 Research Drive
               Westborough, Massachusetts 01582
               Attention:  Lawrence J. Reilly
               Telecopy No.:  (508) 389-2605

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               4 Times Square
               New York, New York 10036
               Attention:  Sheldon S. Adler
               Telecopy No.:  (212) 735-2000

          (b)  if to KeySpan to:

               KeySpan Corporation
               One MetroTech Center
               Brooklyn, New York 11201
               Attention:  John J. Bishar, Jr.
               Telecopy No.:  (718) 403-2809

               with a copy to:

              Simpson Thacher & Bartlett LLP
              425 Lexington Avenue
              New York, New York 10017
              Attention:  Mario A. Ponce
              Telecopy No.:  (212) 455-2502

     8.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     8.4.  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

     8.5. Entire Agreement; Third Party Beneficiaries. (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreements, which shall survive the execution and delivery of this Agreement.

     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than, immediately after the Effective Time, Section 5.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

     8.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     8.7. No Limitation on Other Representation. Except as otherwise expressly provided in this Agreement, nothing in any representation or warranty in this Agreement shall in any way limit or restrict the scope, applicability or meaning of any other representation or warranty made by KeySpan herein. It is the intention of the parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement shall be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement shall be given full separate and independent effect.

     8.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid,


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


illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.10. Submission to Jurisdiction; Waivers. Any suit, action or proceeding against any party hereto may be brought in any federal or state court of competent jurisdiction located in the Borough of Manhattan in the State of New York, and each party hereto irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each party hereto irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.10, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party hereto agrees that promptly following the date hereof (and in no event more than ten (10) days following the date hereof) it shall irrevocably designate a New York Person, such person, upon such designation, to be set forth (along with the address of such U.S. Person) across from such party's name on Exhibit B hereto (each a "Process Agent"), as the designees, appointees and agents of such party to receive, for and on such party's behalf, service of process in such jurisdiction in any legal action or proceeding with respect to this Agreement and such service shall be deemed complete upon delivery thereof to the Process Agent; provided that in the case of any such service upon a Process Agent, the party effecting such service shall also deliver a copy thereof to the party who designated such Process Agent in the manner provided in Section 8.2. Each party shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that it will at all times have an agent for service of process for the above purposes in New York, New York. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its


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


address set forth in this Agreement, such service of process to be effective upon acknowledgement of receipt of such registered mail. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction in which the other party may be subject to suit. Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America; provided that each such party's consent to jurisdiction and service contained in this Section 8.10 is solely for the purpose referred to in this
Section 8.10 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose. This Agreement does not involve less than $250,000, and the parties intend that ss.5-1401 of the New York General Obligations Law shall apply to this Agreement.

     In the event of the transfer of all or substantially all of the assets and business of a Process Agent to any other corporation by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for such Process Agent with the same effect as if originally named herein in place of such party's Process Agent.

     8.11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.12. Definitions. As used in this Agreement:

     (a) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

     (b) "Business Day" means any day on which banks are not required or authorized to close in the City of New York or the City of London.

     (c) "Knowledge" when used with respect to any party means the knowledge, after reasonable investigation, of any executive officer of such party and with respect to KeySpan, shall also include those individuals listed in Section 8.12 of the KeySpan Disclosure Schedule.

     (d) "Material Adverse Effect" means, when used with reference to any entity, any event, effect, change or development that, individually or in the aggregate with other events, effects, changes or developments (a) is, or would reasonably be expected to be, material and adverse to the financial condition, business, assets, liabilities (contingent or otherwise), operations or results of operations of such entity and any of its Subsidiaries, taken as a whole, or
(b) prevents or has a material and adverse effect on the ability of such entity to perform its material obligations under this Agreement or to consummate the transactions contemplated hereby by the End Date; provided, however, that to the extent any event, effect, change or development is caused by or results from any of the following, in each case, it shall not be taken into account in determining whether there has been (or would reasonably be expected to be) a "Material Adverse Effect": (i) factors affecting the economy, financial markets


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


or capital markets as a whole except to the extent that such entity and any of its Subsidiaries, taken as a whole, are materially and adversely affected in a disproportionate manner as compared to comparable participants in the utility industry, (ii) factors affecting the utility industry as a whole, except to the extent that such entity and any of its Subsidiaries, taken as a whole, are materially and adversely affected in a disproportionate manner as compared to comparable participants in the utility industry, (iii) the announcement of the execution of this Agreement, (iv) changes in laws, rules or regulations of any Governmental Entity affecting the utility industry as a whole except to the extent that such entity and any of its Subsidiaries, taken as a whole, are materially and adversely affected in a disproportionate manner as compared to comparable participants in the utility industry, (v) any change in generally accepted accounting principles by the Financial Accounting Standards Board, the SEC or any other regulatory body unless such change results in a cash impact on such party or (vi) any matter to the extent identified in Section 8.12 of the KeySpan Disclosure Schedule or Section 8.12 of the Parent Disclosure Schedule. For the avoidance of doubt, it is expressly agreed that (a) the failure to obtain any consent pursuant to the terms of items 9, 10 and 11 on Section 3.1(d)(ii) of the KeySpan Disclosure Schedule or necessary to prevent consummation of the Merger from being a default under the terms of items 9, 10 and 11 on Section 3.1(d)(ii) of the KeySpan Disclosure Schedule, the costs of obtaining any such consent and the impact of any agreements entered into in connection with obtaining such consents, shall be included in determining whether a Material Adverse Effect on KeySpan shall have occurred or shall be reasonably expected to occur and (b) with respect to regulatory approvals sought in connection with the Merger, only the terms and conditions of the KeySpan Required Approvals, the Parent Required Approvals and the Additional KeySpan Consents, as set forth in Section 6.1(d) of this Agreement, shall be included in determining whether a Material Adverse Effect on KeySpan shall have occurred or shall be reasonably expected to occur.

     (e) "The Other Party" means, with respect to KeySpan, Parent and means, with respect to Parent, KeySpan.

     (f) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     (g) "Significant Subsidiary" of any person means a Subsidiary of such Person that would constitute a "significant subsidiary" of such Person within the meaning of Rule 1.02(w) of Regulation S-X as promulgated by the SEC.

     (h) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), (ii) of which at least a majority of the securities or other interests which have by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization are owned by such party or one or more of its Subsidiaries or (iii) that is directly or indirectly controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.


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


     8.13. Other Agreements. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of KeySpan, Parent and Merger Sub under any other agreement between the parties shall not be affected by any provision of this Agreement.





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





     IN WITNESS WHEREOF, Parent, Merger Sub and KeySpan have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                             NATIONAL GRID PLC


                             By:  /s/
                                  ----------------------------------------------
                                  Name: Steven Holliday
                                  Title:   Group Director


                             NATIONAL GRID US8 INC.


                             By:  /s
                                  ----------------------------------------------
                                  Name:  Michael E. Jesanis
                                  Title: President


                             KEYSPAN CORPORATION


                             By:  /s
                                  ----------------------------------------------
                                  Name:  Robert B. Catell
                                  Title:    Chairman and Chief Executive Officer








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